Exhibit 32.01
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
The certification set forth below is being submitted in connection with the report on Form 10-Q of Oracle Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Lawrence J. Ellison, the Chief Executive Officer of Oracle Corporation, and Jeff Epstein, the Chief Financial Officer of Oracle Corporation, each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

Date: March 23, 2009	/s/ Lawrence J. Ellison
Lawrence J. Ellison
Chief Executive Officer and Director

/s/ Jeff Epstein
Jeff Epstein
Executive Vice President and Chief Financial Officer